10.13












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           "CONFIDENTIAL TREATMENT REQUESTED BY LCS INDUSTRIES, INC."


AGREEMENT

AGREEMENT dated as of April 2, 1996 between

ARNOLD J. SCHEINE, residing at XXX XXX, XXX, XXX, and

LCS INDUSTRIES XXX., a company incorporated under the laws of XXX XXX XXX ("the Company"), whose registered office is at XXX, XXX, XXX, XXX.

WHEREAS, the Company desires to employ Mr. Scheine as its chief executive officer and obtain his special skills and experience upon the terms and conditions hereinafter set forth, and Mr. Scheine is willing to accept such employment;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and the mutual covenants herein contained, the parties agree as follows:

1           In this agreement (and any schedules to it):

1.1 "XXX XXX" means a company which is treated as such for the purposes of XXX XXX XXX XXX XXX XXX XXX XXX XXX XXX;

            "Board" means the board of directors of the Company from time to time or anyone/any person or committee nominated by the board of directors as its representative for the purposes of this agreement;

            "disability" means where Mr. Scheine is unable to perform his duties and functions under this agreement;

            "Employment" means the employment governed by this agreement;

            "Group" means the Company, its ultimate holding company for the time being and any subsidiaries and associated companies for the time being of such companies;

            "Group Company" means a member of the Group and "Group Companies" will be interpreted accordingly;

            "holding company" and "subsidiary" have the same meanings as in XXX XXX XXX XXX XXX;

1.2 references to any statutory provisions include any modifications or re-enactments of those provisions.

2 The Company has employed and shall continue to employ Mr. Scheine for a period of three (3) years commencing October 1, 1995 until September 30, 1988.

3 Mr. Scheine shall be the Chairman and chief executive officer of the Company and shall perform for the Company the services and duties associated with such position and such other duties as shall be designated by the Board consistent therewith.

4           Mr. Scheine shall use his best  endeavors in the  performance of his duties so as to promote the profit,  benefit  and  advantage  of the business of the Company.
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           "CONFIDENTIAL TREATMENT REQUESTED BY LCS INDUSTRIES, INC."


5 Mr. Scheine shall be required to work whatever hours are necessary for him to satisfactorily perform the duties of his office.

6 As and for his compensation for the performance of his duties as herein provided, the Company shall pay Mr. Scheine the sum of $175,000 U.S. per annum, and reimburse him for all ordinary and customary out-of-pocket living expenses incurred by him, including, without limitation, all travel expenses incurred in the performance of his duties hereunder. The salary of $175,000 U.S. per annum includes director's fees from the Group Companies. To achieve this either:

6.1         Mr. Scheine will repay any fees he receives to the Company; or

6.2         his salary will be reduced by the amount of those fees; or

6.3 a combination of the methods set out in Clauses 6.1 and 6.2 will be applied.

7 Mr. Scheine may be discharged by the Board for just cause, in which event all of the rights and obligations of the parties shall forthwith terminate, except where this Agreement expressly provides that provisions shall survive termination of this Agreement. Just cause shall include:

7.1 the wilful and continued failure by Mr. Scheine to substantially perform his duties hereunder (other than any such failure resulting from his incapacity due to physical or mental illness), after written demand for substantial service is delivered by the Company that specifically identifies the manner in which the Company believes Mr. Scheine has not substantially performed his duties, or

7.2 the wilful engaging by Mr. Scheine in misconduct which is materially injurious to the Company, monetarily or otherwise, including acts of dishonesty constituting a criminal offense under the laws of the jurisdiction, or

7.3 the wilful and continued violation by Mr. Scheine of the provisions of this Agreement after written notice is delivered by the Company or its board that specifies that the continuation or repetition of any specifically identified conduct will be the basis for the Company having just cause under this clause, or

7.4 where Mr. Scheine is bankrupted or has a receiving order made against him or makes any general composition with his creditors or takes advantage of any statute affording relief for solvent debtors.

8 Mr. Scheine will have no claim against the Company if the Employment is terminated:

8.1 by reason of the liquidation of the Company in order to XXX XXX the Company;

8.2         by reason of any reorganization of the Company; and
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           "CONFIDENTIAL TREATMENT REQUESTED BY LCS INDUSTRIES, INC."


8.3 Mr. Scheine is offered employment with the company succeeding to the Company upon such liquidation (or reorganization); and

8.4 the new terms of employment offered to Mr. Scheine are no less favorable to him than the terms of this agreement.

9 The Company shall have the right to terminate this Agreement in the event of:

9.1         the death of Mr. Scheine, or

9.2 the disability of Mr. Scheine for a continuous period of ninety (90) days, or for one hundred twenty (120) days during a period of six
            (6) months.

            The Company's right to terminate shall accrue upon thirty (30) days written notice to Mr. Scheine, his legal representative, or his estate, as the case may be. Upon the exercise of such right to terminate, the Company shall pay to Mr. Scheine, his legal representative, or his estate, as the case may be, wages, less any sum received by Mr. Scheine as disability benefits pursuant to a policy of insurance provided by the Company, for a period of twelve
            (12) months or the remainder of the term of this Agreement, which ever is shorter, and upon the payment of the aforesaid, all liability of the Company to Mr. Scheine and his successors and legal representatives shall terminate.

10 Mr. Scheine will have no claim for damages or any other remedy against the Company if the Employment is terminated for any of the reasons set out in clauses 7 and 8.

11          The following events shall occur upon termination:

11.1       if the Employment  terminated (under any  circumstances) Mr. Scheine will immediately return to the Company all documents and materials which belong or relate to the Company and the Group Companies and which Mr. Scheine has in his possession or which are under his control; and all other property belonging to the Company and the Group Companies.

11.2       If the  Employment  terminates the Company may deduct from any money due to Mr. Scheine (including remuneration) any amount which he owes the Company or any other Group Company.

12         Mr.  Scheine  covenants  that while he is  employed  by the  Company pursuant to the terms of this Agreement and for a period of one (1) year thereafter, he shall not, directly or indirectly own, operate, join, control, or participate in or be connected with as an officer, employee, partner, stockholder, consultant or otherwise, any business, individual, partnership, firm, corporation, or other entity which is at the time in competition with the business of the Company as now or hereafter conducted.

13         The  following   provisions   apply  in  respect  of  Mr.  Scheine's
            directorships:
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           "CONFIDENTIAL TREATMENT REQUESTED BY LCS INDUSTRIES, INC."

13.1 Mr. Scheine's office as a director of the Company or any other Group Company is subject to the XXX XXX of the relevant company (as amended from time to time).

13.2 Mr. Scheine must resign from any office held in any Group Company if he is asked to do so by the Company. If he fails to resign the Company is irrevocably authorized by this agreement to appoint someone on Mr. Scheine's behalf to do everything necessary to effect his resignation (including signing documents in his name).

13.3 The termination of any directorship held by Mr. Scheine will not terminate Mr. Scheine's employment or amount to a breach of terms of this agreement by the Company.

13.4 During the Employment Mr. Scheine will not do anything which could cause him to be disqualified from continuing to act as a director of any Group Company.

13.5 Mr. Scheine must not resign his office as a director of any Group Company without the agreement of the Company.

14 Mr. Scheine acknowledges that his services to the Company are unique and that any breach of the foregoing will cause the company irreparable harm entitling it to obtain injunctive relief, in addition to any and all other remedies available to it. The provisions of paragraphs 12 and 13 shall survive the termination of this Agreement.

15 All notices directed to any party hereto shall be in writing mailed by certified or registered mail, to the party at the address of said party as set forth above, unless the address for notices is changed by giving written notice thereof.

16 This agreement shall be binding upon the parties hereto, and their respective estates, heirs, legal representatives and assigns.

17 This Agreement is governed by and will be interpreted in accordance with the XXX XXX. Each of the parties submits to the jurisdiction of the XXX XXX as regards any claim or matter arising under this Agreement.

18          This agreement  contains the entire  agreement of the parties and it may not be changed or modified  except by writing  duly  executed by all of the parties  hereto.  It supersedes  any previous  written or oral agreement  between the parties in relation to the matters dealt with in it. Mr. Scheine acknowledges that he has not been induced to enter  into  this  agreement  by  any  representation,  warranty  or undertaking not expressly  incorporated  into it. Mr. Scheine agrees and  acknowledges  that his only rights and  remedies in relation to any  representation,  warranty  or  undertaking  made  or  given  in connection with this agreement (unless such representation, warranty or  undertaking  was made  fraudulently)  will be for  breach of the terms of this  agreement,  to the  exclusion of all other rights and remedies (including those in tort or arising under statute).
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           "CONFIDENTIAL TREATMENT REQUESTED BY LCS INDUSTRIES, INC."


               IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the day and year first before written.

    SIGNED XXX by      }            EXECUTED XXX by   }
    Arnold J. Scheine               LCS Industries XXX.
    in the presence of:             in the presence of:

    /s/ Arnold J. Scheine
                                    Director   /s/ Arnold J. Scheine


     Name   /s/ Pat R. Frustaci     Director/Secretary   /s/ Marvin Cohen

            Address   LCS Industries, Inc.
                      120 Brighton Road
                      Clifton, NJ 07012

            Occupation   Vice President